CONTINUING GUARANTY

For valuable consideration, the undersigned, Datron World Communications Inc. ("Guarantor"), unconditionally guarantees and promises to pay .U. S. Bank National Association, a national banking association ("Bank"), or order, on demand, in lawful money of the United States, any and all Indebtedness of Datron Systems Incorporated ("Borrower"), to Bank. The word "Indebtedness" is used herein in its most comprehensive sense and includes debts, obligations and liabilities of Borrower to Bank currently existing or now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or become barred by any statute of limitations or otherwise unenforceable.

The liability of Guarantor is unlimited and includes all Indebtedness and all costs and expenses incurred in enforcing or collecting this Guaranty or the Indebtedness. This is a continuing guaranty relating to any Indebtedness, including but not limited to that arising under successive transactions, which shall continue the Indebtedness or create new Indebtedness after satisfaction, payment or reduction of previous Indebtedness. The amount of Guarantor's liability hereunder and under any other agreement now or at any time hereafter in force between Guarantor and Bank, including any other guaranty executed by Guarantor relating to any Indebtedness, shall be cumulative and not alternative. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Bank of written notice from Guarantor revoking this Guaranty as to future transactions. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder, unless written notice to that effect has been actually received by Bank at or prior to the time of such payment. This is a continuing guaranty and Guarantor agrees that it shall remain in full force unless and until Guarantor delivers to Bank written notice that it has been revoked as to credit granted or Indebtedness incurred subsequent to the effective time of revocation as herein provided. Delivery of such notice shall not affect any of Guarantor's obligations hereunder with respect to Indebtedness created or extended prior to the effective date of such revocation nor shall it affect any of the obligations of any other guarantor for the credit granted to or Indebtedness incurred by Borrower.

The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prose-cuted against Guarantor whether action is brought against Borrower or whether Borrower is joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof.

Either before or after revocation hereof, Guarantor authorizes Bank, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, to (a) renew, compromise, extend, accelerate or otherwise change any of the terms of the Indebtedness or any part thereof, including changing the rate of interest thereon or the time for payment thereof; (b) take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale or other disposition thereof as Bank in its discretion may determine; (d) apply payments received from Borrower or Guarantor, or any of them, to the Indebtedness in such order as Bank may determine in its sole discretion; and
(e) release or substitute any Person liable on the Indebtedness, any other guarantor of the Indebtedness, or any other Person providing support for the Indebtedness to Bank, this Guaranty, or any other guaranty. As used in this Guaranty, "Person" means any individual or entity.

Guarantor waives any right to require Bank to (a) proceed against Borrower, Guarantor or any other guarantor; (b) proceed against or exhaust any security or other support for the Indebtedness granted by Borrower, Guarantor, or any other guarantor or Person; or
(c) pursue any other remedy in Bank's power whatsoever. Guarantor waives any defense arising by reason of (i) any disability or other defense of Borrower; (ii) the cessation from any cause whatsoever of the liability of Borrower for the Indebtedness for any reason other than payment in full and final satisfaction; or (iii) the non-perfection of any security or support for the Indebtedness, this Guaranty, or any other guaranty of the Indebtedness. Guarantor shall have no right of subrogation to and waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower, and waives any benefit of, any right to participate in, and any right to direct the application of any security for the Indebtedness, this Guaranty or any other guaranty of the Indebted-ness, now or hereafter held by Bank, whether any of the foregoing rights arise in equity, at law or by contract. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. For purposes of the waiver just given, the "creditor" referred to therein is Bank, and the "principal" is the Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, or other defaults, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness which diligent inquiry would reveal, and agrees that Bank shall have no duty to advise Guarantor of information known to Bank regarding such condition or circumstances.

Without limiting any waiver of rights of subrogation contained herein, any indebtedness of Borrower now or hereafter held by Guar-antor is hereby subordinated to the Indebtedness; and such indebtedness of Borrower to Guarantor, if Bank so requests, shall be collected, enforced and received by Guarantor as trustee for Bank and paid over to Bank on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Bank shall have rights of setoff against and bankers' liens upon all monies, securities and other properties of Guarantor to the extent provided by law.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Indebtedness by Borrower or any other guarantor is avoided as a preference, or on any other grounds provided by law, or must otherwise be returned by Bank as a result of an order for relief being entered with respect to Borrower or any other guarantor under the United States Bankruptcy Code, or as a result of Borrower's or any other guarantor's assignment for the benefit of creditors.

Borrower and Bank have entered into a certain Credit Agreement (the "Credit Agreement") of even date herewith. Borrower makes certain representations and warranties and covenants (including, without limitation, the representations and warranties in Article IV of the Credit Agreement and the covenants in Articles V and VI of the Credit Agreement) pertaining to Guarantor and certain other of the subsidiaries of Borrower. To the extent such representations and warranties and covenants of Borrower in the Credit Agreement pertain to Guarantor, Guarantor hereby makes such representations and warranties and covenants on its own behalf and incorporates such representations and warranties and covenants herein by this reference, as if fully set forth herein.

Where Borrower is a corporation or partnership, it is not necessary for Bank to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Guarantor has entered into this Guaranty with the understanding that Bank may rely upon it to the exclusion of any other guaranties.
Bank has not, nor has Borrower represented that there are or may be other guarantors. Nothing in this Guaranty, however, shall bind Bank to seek other guarantors, separate and apart from the undersigned. Guarantor understands that Bank may already have, or concurrently herewith may have obtained or hereafter may obtain other guarantors (one or more, several or joint) of the Indebted-ness. Such guarantors, heretofore, herewith, or hereafter obtained, shall in no way affect Guarantor's complete liability hereunder for the full amount of the Indebtedness. Nothing herein shall require Bank to sue all of the guarantors severally or together or to sue more than one or to prorate the above liability among the guarantors or any of them. Guarantor agrees that Bank may, in its sole and uncontrolled discretion, sue any one or more of the guarantors for all of the Indebtedness; and within its sole and uncontrolled discretion Bank may take judgment against any one of the guarantors for all of the Indebtedness, plus interest, costs and attorneys' fees, or, within its sole discretion, Bank may prorate such judgment between or among one or more of the guarantors.

Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Bank (or allocable to Bank's in-house counsel) in the enforcement of this Guaranty, or the collection of any Indebtedness of Borrower to Bank, irrespective of whether suit is filed, or in the renewal, extension or restructure of any Indebtedness, irrespective of whether such renewal, extension or restructure is consummated.

When there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word "Borrower" and the word "Guarantor," respectively, shall mean all and any one or more of them and each promise and obligation set forth herein shall be joint and several.

This Guaranty shall benefit Bank, its successors and assigns, and shall bind Guarantor's successors and assigns. This Guaranty is assignable by Bank with respect to all or any portion of the Indebtedness and obligations guaranteed hereunder, and when so assigned Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting Guarantor's liability here-under with respect to any Indebtedness or obligations retained by Bank.

If any term, provision, covenant or condition of this Guaranty is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

 AT THE OPTION OF THE BANK, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES COUNTY, CALIFORNIA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE

Any notice to Bank required hereunder shall not be effective against Bank unless it is given in writing, and actually received by Bank, to the attention of "Manager" at each address where the Indebtedness is payable, with a copy to: U.S. National Bank, 4180 La Jolla Village Drive, La Jolla, California 92037, Attention: William Burzynski.

This Guaranty is intended by Guarantor and Bank as the final expression of Guarantor's obligations and liabilities to Bank described herein and is intended as a complete statement of their agreement concerning the subject matter hereof. This Guaranty may be amended only by a writing signed by Guarantor and agreed to by Bank.

This Continuing Guaranty is executed by Guarantor this __ day of May, 2001.

"Guarantor"

Datron World Communications Inc.


By:    DAVID A. DERBY
       DAVID A. DERBY, Chairman

By:    WILLIAM L. STEPHAN
       WILLIAM L. STEPHAN, Treasurer

(S.S. or Tax I.D. No. 77-0124277)